UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

BIP Ventures Evergreen BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01656	93-6632897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3575 Piedmont Rd NE Building 15, Suite 730
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 410-6476

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, Mark Teixeira notified BIP Ventures Evergreen BDC (the "Company") of his resignation from the Company's Board of Trustees (the "Board") and all committees thereof, effective immediately. Mr. Teixeira's resignation is in connection with his candidacy as the Republican nominee for Texas's 21st congressional district in the 2026 general election, and was not the result of any disagreement with the Company, its adviser or their affiliates regarding any matter relating to the Company's operations, policies, or practices. The Company and the Board are grateful to Mr. Teixeira for his service.

Following Mr. Teixeira's resignation, the Board is comprised of six members, four of whom are Independent Trustees, meaning they are not “interested” persons of the Company under the Investment Company Act of 1940, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIP Ventures Evergreen BDC

Date:	August 10, 2026	By:	/s/ Mark Buffington
Mark Buffington Chairman of the Board and Chief Executive Officer